Exhibit A

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

among

UNITED AUTO GROUP, INC.

MITSUI & CO., LTD.

and

MITSUI & CO. (U.S.A.), INC.

dated as of

                          , 2004

      SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of                       , 2004, among United Auto Group, Inc., a Delaware corporation (the “Company”), Mitsui & Co., Ltd., a Japanese company (“Mitsui Japan”), and Mitsui & Co. (U.S.A.), Inc., a New York corporation (“Mitsui USA” and, together with Mitsui Japan, “Mitsui”).

      On February 16, 2004, the Company and Mitsui entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which, Mitsui agreed to purchase at Closing (as described therein) 4,050,000 shares of voting common stock par value 0.0001 per share of the Company subject to the terms and conditions set forth therein.

      The shares of Common Stock to be purchased by Mitsui pursuant to the Purchase Agreement, together with the shares of Common Stock currently owned by Mitsui, represent approximately 15.8% of the issued and outstanding capital stock of the Company.

      If Mitsui desires to sell shares of Common Stock, it may be desirable to register such shares under the Securities Act (as defined below).

      As part of, and as consideration for, Mitsui’s initial acquisition of shares of Common Stock from the Company, the Company granted to Mitsui certain registration and other rights with respect to its shares of Common Stock pursuant to a Registration Rights Agreement among the Company, Mitsui Japan and Mitsui USA dated as of February 28, 2001, which Registration Rights Agreement was amended and restated by an Amended and Restated Registration Rights Agreement among the Company, Mitsui Japan and Mitsui USA dated as of February 22, 2002 (“Existing Agreement”).

      The parties wish to amend and restate in its entirety the Existing Agreement to provide for certain matters relating to the registration and other rights with respect to Mitsui’s shares of Common Stock, on the terms and conditions provided in this Agreement.

      Accordingly, the parties hereto agree as follows:

      1.     Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

      “Affiliate” means “affiliate” as defined in Rule 405 promulgated under the Securities Act.

      “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as it may be amended or restated from time to time.

      “Commission” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      “Common Stock” means any shares of voting common stock, par value $0.0001 per share, of the Company, now or hereafter authorized to be issued, and, any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of voting common stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

      “IMCG” means International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C.

      “Penske” means (i) Penske Corporation, a corporation organized under the laws of the State of Delaware, (ii) IMCG, and (iii) Penske Automotive Holdings Corp.

      “Person” means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

      “Registrable Securities” means (i) any shares of Common Stock owned by Mitsui, (ii) any shares of Common Stock that Mitsui may acquire after the date hereof, and (iii) any shares of Common Stock issued with respect to the Common Stock referred to in clause (i) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, or (c) when such securities shall have been sold in compliance with Rule 144 of the Securities Act. Any certificate evidencing the Registrable Securities shall bear a legend stating that the securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the securities.

      “Registration Expenses” means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or Mitsui in connection with “blue sky” qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of “cold comfort” letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes and all fees and expenses of counsel to Mitsui (such fees and expenses of counsel to Mitsui not to exceed a maximum of $50,000 per registration); provided, however, that Registration Expenses shall exclude, and Mitsui shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered.

      “Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

      2.     Registration Under the Securities Act, etc.

      2.1     Registration on Request.

      (a) Registration. Mitsui shall have the right to require the Company to effect the registration under the Securities Act of all or part of the Registrable Securities by delivering a written request therefor to the Company specifying the number of shares of Registrable Securities and the intended method of distribution. The Company shall use its reasonable best efforts to (i) effect such registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register by Mitsui, for distribution in accordance with the intended method of distribution set forth in the written request delivered by Mitsui, such registration to be effected as expeditiously as possible, and (ii) if requested by Mitsui, obtain acceleration of the effective date of the registration statement relating to such registration.

      (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1, the Company may, upon notice to Mitsui, include securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include such securities, in each case, in any such registration (the “Other Stockholders”). In the case of an underwritten offering pursuant to this

Section 2.1, if the Other Stockholders request such inclusion, the Company shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company and the Other Stockholders shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected pursuant to Section 2.1(f). Notwithstanding any other provision of this Section 2, if the representative advises Mitsui in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by the Other Stockholders shall be excluded from such registration to the extent required by such limitation; provided, however, that if any of the Penske entities requests such inclusion, the Penske entity shall have the right to include in the registration an amount of shares of Common Stock equal to the number of shares of Common Stock to which the registration is limited in accordance with such representative’s advice, multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock and Common Stock equivalents issued and owned by Mitsui and the denominator of which shall be the aggregate number of shares of Common Stock and Common Stock equivalents issued and owned by Mitsui and Penske (assuming for purposes of calculating such fraction the conversion of all convertible securities and the exercise of all options held by Mitsui and Penske).

      (c) Registration Statement Form. Registrations under this Section 2.1, shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall be reasonably acceptable to Mitsui.

      (d) Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Section 2.1.

      (e) Effective Registration Statement. A registration pursuant to this Section 2.1 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 2.1 (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to Mitsui and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

      (f) Underwritten Offering; Selection of Underwriters.

(i) Mitsui shall, at its request, be entitled to an underwritten offering of Registrable Securities in connection with any registration pursuant to this Section 2.1; provided, however, that Mitsui shall not be entitled to request more than one (1) underwritten offering within any two (2) year period, it being understood that Mitsui’s right to request an underwritten offering at a later date pursuant to this Section 2.1(f) will not be affected if Mitsui chooses to not exercise such right during any such two (2) year period.

(ii) The underwriters of each underwritten offering of the Registrable Securities to be so registered pursuant to this Section 2.1 shall be selected by Mitsui and shall be subject to the approval of the Company, not to be unreasonably withheld or delayed.

      (g) Right to Withdraw. If the managing underwriter of any underwritten offering shall advise Mitsui that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to Mitsui, then Mitsui shall have the right to notify the Company in writing that it has determined that the registration statement with respect to the Registrable Securities be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement with respect to the Registrable Securities. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the requests for registration to which Mitsui is entitled pursuant to this Section 2.1

      (h) Limitations on Registration on Request. Mitsui shall be entitled to require the Company to effect, and the Company shall be required to effect, two (2) registrations in the aggregate pursuant to this Section 2.1, provided, however, that the aggregate offering value of the shares to be registered pursuant to any such registration shall be at least $10,000,000 unless Mitsui then owns shares with an aggregate value of less than $10,000,000 (in which case such lesser number of shares may be registered).

      (i) Postponement. The Company shall be entitled once in any six-month period to postpone for a reasonable period of time (but not exceeding 90 days) (the “Postponement Period”) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and promptly gives Mitsui written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, (i) the Company shall use its reasonable best efforts to limit the delay to as short a period as is practicable and (ii) Mitsui shall have the right to withdraw the request for registration by giving written notice to the Company at any time and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which Mitsui is entitled pursuant to this Section 2.1.

      2.2 Incidental Registration.

      (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except for registration on any such form or similar form(s) solely for registration of securities in connection with an employee benefit plan, dividend reinvestment plan or merger or consolidation), whether or not for sale for its own account, the Company will each such time give prompt written notice to Mitsui of its intention to do so and of Mitsui’s rights under this Section 2.2. Upon the written request of Mitsui (which request shall specify the maximum number of Registrable Securities intended to be disposed of by Mitsui), made as promptly as practicable and in any event within 30 days after the receipt of any such notice (15 days if the Company states in such written notice or gives telephonic notice to Mitsui, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company shall use its reasonable best efforts to include in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by Mitsui. Notwithstanding anything to the contrary contained in this Agreement, the Company may in its discretion withdraw any registration commenced pursuant to this Section 2.2 without liability to the holders of Registrable Securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration under Section 2.1 The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.2.

      (b) Right to Withdraw. Mitsui shall have the right to withdraw its request for inclusion of any of its Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

      (c) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would materially adversely affect such offering, then the Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the “Section 2.2 Sale Amount”), (i) all of the securities proposed by the Company to be sold for its own account; (ii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, any other securities of the Company requested to be included in such registration by Mitsui, Penske and their respective Affiliates, with the amount of securities of Mitsui, Penske and their respective Affiliates to be included based on the pro rata amount of shares of Common Stock held, or obtainable by exercise or conversion of other securities of the Company, by Mitsui, and Penske and their respective Affiliates; and (iii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, any other holder of Company securities entitled to register such securities.

      (d) Plan of Distribution. Any participation by holders of Registrable Securities in a registration by the Company pursuant to this Section 2.2 shall be in accordance with the Company’s plan of distribution.

      (e) The Company represents and warrants that, as of the date hereof, no Person has rights to require the Company to effect the registration under the Securities Act of Common Stock, except as disclosed prior to the date hereof in the Company’s filings with the U.S. Securities and Exchange Commission.

      (f) After the date hereof, the Company shall not grant to any Person, rights to require the Company to effect a registration under the Securities Act of Common Stock that are more favorable to such Person than the rights granted to Mitsui hereunder unless the Company simultaneously enters into an amendment of this Agreement pursuant to which Mitsui will be granted rights to require the Company to effect a registration under the Securities Act of Common Stock that are equal to the rights granted to such Person.

      (g) After the date hereof, the Company shall not grant to any Person rights to include Common Stock in a registration under the Securities Act of Common Stock that are more favorable to such Person than the rights granted to Mitsui hereunder unless the Company simultaneously enters into an amendment of this Agreement pursuant to which Mitsui will be granted rights to include Common Stock in a registration under the Securities Act that are equal to the rights provided to such Person.

      2.3 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, the Company shall unless and until either Mitsui has withdrawn its request or is no longer entitled to include in such registration, all or any portion of the Registrable Securities, as expeditiously as possible:

(a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall as promptly as practicable furnish such documents to Mitsui and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the reasonable review and comments of Mitsui, each underwriter and their respective counsel; and provided, further, however, that the Company may discontinue any registration of its securities pursuant to Section 2.2 or which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

(b) notify Mitsui of the Commission’s requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 180 days;

(c) furnish, without charge, to Mitsui and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as Mitsui and such underwriters may reasonably request;

(d) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as Mitsui or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable Mitsui to consummate the disposition in such jurisdictions of the securities to be sold by Mitsui, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) furnish to Mitsui and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s or any other entity’s financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters, and, in the case of the accountants’ comfort letter, such other financial matters, as the underwriters, may reasonably request;

(f) promptly notify Mitsui and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of Mitsui promptly prepare and furnish to Mitsui and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to Mitsui a copy of any amendment or supplement to such registration statement or prospectus;

(h) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

(i) (i) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its reasonable best efforts to (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) failing that, secure designation of all such Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or (z) failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc.;

(j) deliver promptly to counsel to Mitsui and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors;

(k) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(l) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

(m) make available its employees and personnel (including Company management) and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s business) in their marketing of Registrable Securities, including, without limitation, the reasonable participation and cooperation of such employees and personnel (including Company management) in any “road show” or similar event undertaken by Mitsui or the underwriters; provided, however that the Company shall comply with the terms of this clause (m) only two times, irrespective of the terms of paragraph (g) of Section 2.1.

      The Company may require Mitsui to furnish the Company such information regarding Mitsui and the distribution of the Registrable Securities as the Company may need for the purpose of effecting a registration of Common Stock, including Registrable Securities, under the Securities Act. The Company shall be excused from any obligation to Mitsui hereunder to the extent that Mitsui’s failure to deliver such information has impaired the Company’s ability to perform its obligations hereunder and comply with applicable laws and regulations under the Securities Act, and for so long as Mitsui has not delivered such information to the extent required by applicable law.

      Mitsui agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f)(iii), (iv) or (v) of this Section 2.3, Mitsui will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraphs (f)(iii) and (f)(iv) of this Section 2.3, such stop order, suspension, or the proceeding has been terminated, and, in the case of paragraph (f)(v) of this Section 2.3, its receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f)(v) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by Mitsui of its securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement required pursuant to Section 2.3(b) by the number of days during the period from and including the date of the giving of notice to and including the date when Mitsui shall have received copies of the supplemented or amended prospectus contemplated by paragraph (f)(v) of this Section 2.3.

      2.4 Underwritten Offerings.

      (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering requested by Mitsui pursuant to a registration under Section 2.1, the Company shall enter into a customary underwriting agreement (in the form of underwriting agreement used at such time by the managing underwriter(s)) with a managing underwriter or underwriters selected pursuant to Section 2.1(f) which shall contain such terms as are generally prevailing in agreements of the managing underwriter(s), including, without limitation, their customary provisions relating to indemnification and contribution (the “Customary Terms”). Mitsui shall be party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Mitsui, and that any or all of the conditions precedent to the obligations of such underwriters relating to the Company under such underwriting agreement be conditions precedent to the obligations of Mitsui. Mitsui shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Mitsui, Mitsui’s ownership of and title to the Registrable Securities, and Mitsui’s intended methods of distribution and other representations that constitute Customary Terms, and any liability of Mitsui to any underwriter or other person under such underwriting agreement shall be several and not joint, and shall be limited to liability arising from breach of their respective representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that Mitsui derives from such registration.

      (b) Incidental Underwritten Offering. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. Mitsui shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Mitsui, Mitsui’s ownership of and title to the Registrable Securities, and Mitsui’s intended methods of distribution and other representations that constitute Customary Terms, and any liability of Mitsui to any underwriter or other person under such underwriting agreement shall be several and not joint, and shall be limited to liability arising from breach of their respective representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that Mitsui derives from such registration.

      2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give Mitsui, Mitsui’s underwriters, if any, and Mitsui’s counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of Mitsui, and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

      2.6 Indemnification.

      (a) Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall indemnify and hold harmless Mitsui, its respective directors, officers, members, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls Mitsui or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which Mitsui or any such director, officer, member, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse Mitsui and each such director, officer, member, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to Mitsui or any such director, officer, member, partner, agent, affiliate, or controlling person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of Mitsui, specifically stating that it is for use in the preparation thereof; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any person from whom the person asserting any such losses, claims, damages or liabilities (the “Claimant”) purchased securities, or any person controlling such person, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such person to such Claimant, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the securities sold to such Claimant, and if the prospectus (as so amended and supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of Mitsui or any such director, officer, member, partner, agent, affiliate, underwriter or controlling Person and shall survive the transfer of such securities by Mitsui.

      (b) Indemnification by Mitsui. As a condition to including any Registrable Securities in any registration statement, Mitsui shall indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.6) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Mitsui specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by Mitsui.

      (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are in conflict with or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel and one local counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

      (d) Contribution. If the indemnification provided for in this Section 2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person’s consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

      (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and Mitsui with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by Mitsui.

      (f) Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      2.7     Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, the Company shall promptly after the sale of such Registrable Securities (i) facilitate the timely preparation and delivery to Mitsui and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by Mitsui or such underwriters, and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

      2.8     No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of Mitsui to sell any Registrable Securities pursuant to any effective registration statement.

      3.     Rule 144. The Company shall take all actions reasonably necessary to enable Mitsui to sell its Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of Mitsui, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

      4.     Amendments and Waivers. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

      5.     Adjustments. In the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, recapitalization, merger, consolidation, or otherwise, the provisions of this Agreement shall be appropriately adjusted.

      6.     Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

(a) If to Mitsui to:

Mitsui & Co., Ltd.

First Motor Vehicles Div.
2-1, Ohtemachi 1-chome, Chiyoda-ku
Tokyo, Japan
Attention: General Manager of First Motor Vehicles Div.

If to Mitsui USA:

Mitsui & Co. (U.S.A.), Inc.

Detroit Office
1000 Town Center, Suite 1900
Southfield, Michigan 48075
Attention: Detroit Machinery & Automotive Department

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue
New York, N.Y. 10022
Attention: William D. Regner, Esq.

(b) If to the Company, to it at:

United Auto Group, Inc.

2555 Telegraph Road
Bloomfield Hills, Michigan 48302-0954
Attention: General Counsel

      7.     Assignment; Third Party Beneficiaries; Majority Controls. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company, without the prior written consent of Mitsui. Mitsui may, at its election, at any time or from time to time, assign its rights or delegate its obligations under this Agreement, in whole or in part, to any purchaser or other transferee of Registrable Securities held by it; provided, however, that any rights to withdraw shares from inclusion in a registration statement pursuant to Section 2 shall be made only by Mitsui for itself and all such purchasers and transferees and provided further that any decision hereunder made by the holders of the majority of the Registrable Securities shall be binding on all other holders of Registrable Securities.

      8.     Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

      9.     Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

      10.     Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction. Each of the parties hereto hereby irrevocably consents to submit to the jurisdiction of the courts of the State of New York and the United States of America located in the County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 6 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

      12.     Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

      13.     Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      14.     Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

UNITED AUTO GROUP, INC.

By:

Name: Robert H. Kurnick, Jr.

Title:	Executive Vice President

MITSUI & CO., LTD.

By:

Name: Tatsuo Nakayama

Title:	General Manager

First Motor Vehicles Division

MITSUI & CO. (U.S.A.), INC.

By:

Name: Osamu Koyama

Title:	Senior Vice President